SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

____________________

Date of Report (Date of earliest event reported): February 16, 2007

THE ALPINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-02249	22-1620387
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Meadowlands Plaza East Rutherford, New Jersey	07073
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 549-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2007, The Alpine Group, Inc. (the “Company”) filed a Report on Form 8-K (the “January Report”),which, including the Exhibits thereto, is incorporated by reference herein, describing the Company’s entrance, along with Plainfield Special Situations Master Fund Limited (“Plainfield,” and together with the Company, the “Purchasers”), into a Preferred Stock Purchase Agreement (the “Preferred Stock Purchase Agreement”) with Wolverine Tube, Inc. (“Wolverine”) providing for the issuance and sale to the Purchasers of an aggregate of 50,000 shares of Wolverine’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), at a price of $1,000 per share, for a total purchase price of $50,000,000 (the “Transaction”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the January Report.

In connection with the completion of the Transaction on February 16, 2007 (as further described in Item 2.01 below), the Company and Wolverine entered into the Management Agreement and the Purchasers and Wolverine entered into the Registration Rights Agreement and the Voting Agreement, each as described in the January Report and a copy of the form of each of which was filed as an Exhibit to Exhibit 10.1 of the January Report and is incorporated by reference herein. Also in connection with the completion of the Transaction, on February 16, 2007, the Stockholders (the Company, Plainfield and any subsequent stockholders party thereto) entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), pursuant to which neither Plainfield or the Company shall transfer any voting securities of Wolverine without first offering such voting securities of Wolverine to the other. Also pursuant to the Stockholders Agreement, Plainfield and the Company each agree that, so long as the other holds 10% of the outstanding capital stock of Wolverine, it will vote all its eligible shares in favor of the two board designees of such other party. The Stockholders Agreement also requires that for any matter submitted to Plainfield or the company as a holder of Series A Preferred Stock, each shall consult with the other and cooperate in order to attempt to reach agreement on the manner in which votes should be cast or consent be given.

Item 2.01. Completion of Acquisition of Assets.

On February 16, 2007, the Company completed its purchase of 10,000 shares of Series A Preferred Stock for a total purchase price of $10,000,000 and Plainfield completed its purchase of 40,000 shares of Series A Preferred Stock for a total purchase price of $10,000,000.

In connection with the completion of the Transaction, two representatives of the Company, including Steven S. Elbaum, the Chairman and Chief Executive Officer of the Company, and K. Mitchell Posner, Executive Vice President of the Company, and two representatives of Plainfield will join Wolverine’s board of directors, effective February 24, 2007. Upon joining Wolverine’s board, Mr. Elbaum will become the chairman thereof. Also in connection with the completion of the Transaction, Harold M. Karp, Senior Vice President of Alpine, was appointed President and Chief Operating Officer of Wolverine, effective February 16, 2007.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit No.	Description

	99.1	Press release, dated February 16, 2007, issued by The Alpine Group, Inc. announcing the completion of the transactions contemplated by the Preferred Stock Purchase Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 23, 2007

THE ALPINE GROUP, INC.

By:	/s/ Stewart H. Wahrsager
Stewart H. Wahrsager
Senior Vice President,
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 16, 2007, issued by The Alpine Group, Inc. announcing the completion of the transactions contemplated by the Preferred Stock Purchase Agreement.